UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Retirement of Stephen Rohde as Chief Financial Officer. On May 26, 2016, Heritage Insurance Holdings, Inc. (the “Company”) announced the retirement of Stephen Rohde, the Company’s Chief Financial Officer, effective June 1, 2016. Mr. Rohde will continue to serve in an advisory capacity to ensure a smooth transition of accountabilities.

(c) Appointment of Steven Martindale as Chief Financial Officer. On May 26, 2016, the Company announced that Steven Martindale, 54, has been appointed to serve as the Company’s Chief Financial Officer, effective upon Mr. Rohde’s retirement on June 1, 2016.

Prior to joining the Company, Mr. Martindale served as Chief Financial Officer at People’s Trust Insurance Company, a privately held insurer licensed in the State of Florida, from September 2013 to May 2016. Prior to People’s Trust, Mr. Martindale was Chief Regulatory Officer for the State of Ohio from April 2011 to September 2013 and was responsible for leading the Offices of Risk Assessment, Product Regulation and Actuarial Services and Fraud, Enforcement and Licensing. From August 2008 to September 2013, Mr. Martindale was a partner and consulting CFO for Focus CFO, a consultancy providing financial expertise and services on a permanent part-time basis to help clients navigate financial adjustments and growth. From January 2005 to August 2008, Mr. Martindale worked at ProCentury as Vice President Corporate Governance, assisting in the development of project management processes and the implementation of Sarbanes-Oxley compliance measures. Mr. Martindale has also held various other positions in both accounting and auditing.

In connection with his appointment as Chief Financial Officer, Mr. Martindale will receive an annual base salary of $500,000 and will be eligible to receive an annual cash bonus of up to $50,000, as determined by the Company’s Board of Directors. A copy of Mr. Martindale’s Employment Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Mr. Martindale does not have any family relationship with any director or executive officer, or a person nominated to be a director or executive officer of the Company. There is no transaction between Mr. Martindale and the Company that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, dated April 28, 2016, between the Company and Steven Martindale

99.1	Press Release dated May 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: June 2, 2016	By:	/s/ Bruce Lucas
	Name:	Bruce Lucas
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement, dated April 28, 2016, between the Company and Steven Martindale

99.1	Press Release dated May 26, 2016.